Exhibit 10.28

Trademark Licensing Agreement
(English Translation)

PartyA (Licensor): Qian Xi Nan Silvan Flooring Company, Limited
Address: Hexin District, Dingxiao Town, Xingyi City
Tel: 0859-3528403 Zip Code: 562409
Legal representative: Peng Fangping, General Manager

PartyB (Licensee):Guizhou YINYAN Wood Co,. Ltd. (Guizhou Silvan Touch Wooden Co., Limited)
Address: Gelaochang, BailangVilliage, Yunguan County, Guiyang City
Tel:0851-3929681 Zip Code: 550005
Legal representative: Bai Yulu, Chairman

WHEREAS, on November 18, 2009, Party A entered into the “Trademark Transfer Agreement” with Party B. Pursuant to “Contract Law of the People's Republic of China”, “Trademark Law of the People's Republic of China”, other related laws and regulations, after the transfer of the trademark(Registration No. 1182064)to Party A, the two parties have reached the agreement regarding the mutual use of this trademark (the “Trademark”) on the basis of equality, free will and mutual consultation:

Article 1 Party A will permit Party B to use this Trademark which is used on the 19th classification of projects authorized by State Trademark Bureau, including construction timber, thick wood floor, plywood, semi-timber, block floor board, floor, pavement floor, sawdust-boards and timber for making housing facilities. This registered Trademark is “Silvan Touch” and its Registration No. is 1182064.

Article 2 Products with Permission
Party B may use the Trademark with respect to products including construction timber, thick wood floor, plywood, processed timber, block floor board, floor, pavement floor, sawdust-boards and timber for making housing facilities.

Article 3 Term of Use
Party B may use this Trademark according to the request of its own development. Party B may use the Trademark until the completion of distributing inventories of “Silvan Touch” products. Party B shall provide Party A a one-month written notice in case that it decides not to use this Trademark anyone and confirm the contract shall be terminated accordingly.

Article 4 Party B shall be entitled to use this Trademark for free during the said term. Party A shall maintain the registration or extension of this Trademark and ensure that this Trademark will not be declared void.

Article 5 Party B shall be entitled to use other trademarks according to applicable laws. Party A shall not limit Party B’s such use.

Article 6 Party A shall be entitled to supervise the quality of products using this Trademark. Party B shall ensure the products’ quality and specify Party B’s name and product’s origin.

Article 7 During the term of this contract, Party A and its authorized representative shall be entitled to examine quality of the products using this Trademark at any reasonable time. Party B shall take all and necessary measures to meet Party A’s requirements. If Party B fails to conform, Party B shall take remedial measures upon receiving notice from Party A or its authorized representative.

Article 8 Party A shall warrant that it is not infringing trademark right or other intellectual properties of any third party. Party B shall acknowledge and respect Party A’s right of the trademark and warrant not to impair the validity of the Trademark with any actions or omissions.

Article 9 Party B agrees to file the contract with the Trademark Bureau of State Administration of Industry and Commerce.

Article 10 For any claims, lawsuits, adjudications and judgments arisen from the actions or alleged actions by one party in connection with this contract by occurred by any acts or accused acts of any Party, including any claim by a third party, it shall compensate the loss of the other party.

Article 11 All disputes in connection with this contract or the execution thereof shall be settled through friendly consultations. Should no settlement be reached, the parties agree to take the following action:

Submit the dispute to the Guiyang Arbitration Commission for arbitration.

Article 12 Any matters not covered under this contract may be solved through supplemental written agreements by both parties. The supplemental agreements are a part of this contract and become effective upon execution of both parties.

Article 13 In witness thereof, this contract is signed by both parties in two original copies; each party shall keep one copy, being equally binding. This contract will come into force upon the execution of both parties.

Party A (Seal)	Party B (Seal)
Qian Xi Nan Silvan Flooring Company, Limited	Guizhou YINYAN Wood Co., Limited
Legal representative (signature):	Legal representative (signature):
/s/ Peng Fangping	/s/ Bai Yulu
Date: November 19, 2009	Date: November 19, 2009